UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012 (May 31, 2012)

BITZIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51688	16-1734022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

548 Market Street, Suite 18224 San Francisco, CA 94104
(Address of principal executive offices) (zip code)

(213) 400-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Convertible Note Financing

As of September 12, 2012, for aggregate gross proceeds of $598,000 (which amounts were advanced to the Company on various dates beginning on May 31, 2012 through the Closing Date) and  pursuant to the terms of a Note Purchase Agreement (the "Note Purchase Agreement"), the Company has issued and sold  to seven accredited investors (1) secured convertible promissory notes (the "Convertible Notes") in an aggregate principal amount of $598,000 and (2) warrants to purchase the number of shares of common stock equal to two times the number of shares of common stock of the Company issuable upon the conversion of the Convertible Notes (the "Warrants").

The Convertible Notes accrue interest at a rate of 10% per annum and are due and payable on the earlier of (a) one year from the date of issuance; (b) the occurrence of an event of default ("Event of Default") or (c) immediately prior to a Change of Control (as defined in the Convertible Note), in each case unless otherwise determined by the election of holders holding notes representing at least fifty-one percent (51%) of the outstanding aggregate outstanding principal amount due under the Convertible Notes ("Majority in Interest").

An Event of Default under the Convertible Notes includes (a) failure to pay any of the principal amount or interest due under the Convertible Notes; (b) failure to perform any covenant or breach of any provision under the loan documents; (c) the filing of any voluntary petition or action for relief under bankruptcy, reorganization, insolvency or moratorium law or other law relating to debtors or any assignment for the benefit of creditors; (d) the filing of any involuntary petition against the Company; and (e) any final judgment or order against the Company in excess of $250,000.

The Convertible Notes are convertible at the election of the holder into approximately 3,986,667 shares of common stock of the Company at a conversion rate of $0.15 per share (the "Conversion Price"). In the event the Company sells shares of common stock at a price per share that is less than the Conversion Price then in effect (the "New Issue Price"), excluding issuances under a board approved equity incentive plan or for bona fide services to officers and directors, immediately following such issuance, the Conversion Price then in effect shall be reduced to a price that is equal to the New Issue Price. The Convertible Notes are secured by a first priority interest in all of the Company's right, title, interest, claims and demands in and to certain property, including all accounts, chattel paper, deposit accounts and cash, documents, equipment, general intangibles, goods, instruments, intellectual property, inventory, investment property, letter-of-credit rights and proceeds from or related to each of the foregoing   (the "Collateral") in accordance with the terms and conditions of a Security Agreement dated as of September 6, 2012 (the "Security Agreement").

The Warrants are exercisable by the holder two years from the date of issuance at an exercise price of $0.30 per share.  The Company has issued Warrants to purchase an aggregate of approximately 7,979,333 shares of common stock of the Company in connection with the Convertible Notes.

The terms of the Convertible Note, Note Purchase Agreement, Warrant and Security Agreement set forth herein are intended to be a summary only and are qualified in their entirety by the terms and conditions of the form of Convertible Note, Note Purchase Agreement, Warrant and Security Agreement attached to this current report on Form 8-K as Exhibits 4.1, 10.5, 10.6 and 10.7, respectively, and incorporated herein by this reference.

Settlement Agreement

Bitzio, Inc. (the "Company") entered into a Compromise and Settlement Agreement and General Release, dated August 15, 2012 (the "Settlement Agreement"), by and among the Company, Amish Shah ("Shah") and Dvaraka Marketing, LLC, a California limited liability company ("Dvaraka", and together with Shah, the "Shah Parties") pursuant to which the Company and the Shah Parties agreed to settle all past, present and future claims against each other related to certain disputes (the "Disputes") which had arisen in connection with the terms, conditions, and performance of that certain Consulting Agreement, dated December 1, 2011, by and between Dvaraka and the Company (the "Consulting Agreement") and the acquisition (the "Digispace Acquisition") of all of the issued and outstanding equity interests of Digispace Solutions, LLC ("Digispace") by the Company.  As set forth in the Settlement Agreement, the Company and the Shah Parties agreed to release and discharge each other from all claims, actions, suits, obligations, indemnitees and liabilities of any kind or nature, except with respect to the representations, warranties and obligations under the Settlement Agreement (the "Release").

In addition to the Release, the Company and the Shah Parties also agreed to (1) terminate the Consulting Agreement; (2) terminate that certain Option Agreement, dated September 30, 2011, by and between the Company and Shah, executed in connection with the Digispace Acquisition pursuant to which Shah was granted an option to purchase 500,000 shares of common stock of the Company; (3) consummate the transactions contemplated by that certain (i) Agreement, dated August 31, 2012, by and among the Company and the Shah Parties (the "Shah Agreement"); (ii) Asset Purchase Agreement, dated August 31, 2012, between the Company and Dvaraka (the "TAC Purchase Agreement"), pursuant to which the Company agreed to sell and Dvaraka agreed to acquire certain assets of the Company related to the  informational product identified as "The App Code" and a platform that allows users to create mobile applications (the "TAC Business"); and (iii) Asset Purchase Agreement, dated August 31, 2012, among Digital Solutions, Inc., a California corporation ("Digital Solutions"), the Company and Dvaraka (the "Digital Solutions Purchase Agreement") pursuant to which the Company agreed to sell and  Dvaraka agreed to acquire all of the Company's right, title and interest in certain assets , including but not limited to, the intellectual property rights, trade names, marks, domain names, websites and related goodwill owned and used by the Company in connection with the operation of Digispace (the "Digispace Business"), and assume certain liabilities of the Company.  The Shah Agreement, TAC Purchase Agreement and Digital Solutions Purchase Agreement are each specifically described below.  Pursuant to the terms of the Settlement Agreement, the Company and the Shah Parties have amicably resolved their differences and Shah resigned as an officer and director of the Company and any subsidiary of the Company.

The terms of the Settlement Agreement set forth herein are intended to be a summary only and are qualified in their entirety by the terms and conditions of the Settlement Agreement attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Shah Agreement

In connection with the terms and conditions of the Shah Agreement, the Company and the Shah Parties agreed, among other things, that (1) Shah, or a designee, would acquire certain assets and liabilities of the Company associated with the Digispace Business, pursuant to the terms and conditions of the Digital Solutions Purchase Agreement; (2) Shah, or a designee, would acquire certain assets related to the TAC Business pursuant to the terms and conditions of the TAC Purchase Agreement; (3) the Company and the Shah Parties would waive any legal actions each may have against the other in connection with representations as to the liabilities of the Company under the purchase agreement related to the Digispace Acquisition and the Option Agreement; (4) the Company would grant Shah a perpetual, non-resellable, non-transferrable, non-sublicensable, royalty free-license to use the Company's Apwall and Adwall (5) the Consulting Agreement shall be terminated.

Shah also resigned as officer and director of the Company and agreed to restrict the sale of shares of common stock of the Company owned by the Shah Parties, or any affiliate thereof (the "Shah Shares"), as follows: (1) none of the Shah Shares shall be sold or transferred prior to January 1, 2012; (2) no more than 250,000 Shah Shares, in the aggregate, shall be sold or transferred between January 1, 2012 and June 30, 2013, provided that any such permitted sales shall not exceed one percent (1%) of the daily sales volume of the Company's shares of common stock on any day and that if an aggregate of 250,000 Shah Shares have not been sold as of June 30, 2013, Shah Shares may continue to be sold until an aggregate of 250,000 Shah Shares have been sold or transferred, at no more than one percent  (1%) of the daily sales volume of the Company's shares of common stock on any day; and (3) during the period from July 1, 2013 to June 30, 2014, sales or transfers of Shah Shares shall comply with Rule 144, as such rule is applicable to officers and directors of the Company, regardless of whether Shah serves in any such capacity. Notwithstanding the foregoing, the Shah Shares may be sold or transferred on the same terms as provided in any lock-up program or agreement adopted by the Company and made applicable to its officers and directors, if the terms of such program or agreement are more favorable than the terms set forth in the Shah Agreement with respect to the sale or transfer of the Shah Shares.

The terms of the Shah Agreement set forth herein are intended to be a summary only and are qualified in their entirety by the terms and conditions of the Shah Agreement attached to this current report on Form 8-K as Exhibit 10.2  and incorporated herein by this reference.

TAC Purchase Agreement

In consideration for the consummation of the transactions set forth in the Shah Agreement and the Settlement Agreement, and pursuant to the terms and conditions of the TAC Purchase Agreement, Dvaraka acquired all of the Company's right, title and interest in the intellectual property rights, trade names, marks, domain names, websites and related goodwill owned and used by the Company in connection with the TAC Business (the "TAC Business Assets").  The TAC Business Assets were acquired free and clear of all liabilities and any collections, payments or reimbursements received by Dvaraka after the closing of the sale of the TAC Business Assets in connection with sales or orders placed prior to the closing of the transactions set forth in the TAC Purchase Agreement and related to the TAC Business are required to be delivered to the Company, promptly following receipt by Dvaraka. Any collections, payments or reimbursements received by Dvaraka after the closing of the sale of the TAC Business Assets in connection with sales or orders placed following the closing of the sale of the TAC Business Assets and related to the TAC Business shall be retained by Dvaraka.

The terms of the TAC Purchase Agreement set forth herein are intended to be a summary only and are qualified in their entirety by the terms and conditions of the TAC Purchase Agreement attached to this current report on Form 8-K as Exhibit 10.3 and incorporated herein by this reference.

Digital Solutions Purchase Agreement

As additional consideration for the consummation of the transactions set forth in the Shah Agreement and the Settlement Agreement and pursuant to the terms and conditions of the Digital Solutions Purchase Agreement, Dvaraka acquired the Company's right, title and interest in certain  intellectual property rights, trade names, marks, domain names, websites and related goodwill owned and used by the Company and certain existing contracts and relationships of the Company with vendors, dealers, buyers and customers in connection with the Digispace Business sand assumed certain specified liabilities related to the Digispace Business.

The terms of the Digital Solutions Purchase Agreement set forth herein are intended to be a summary only and are qualified in their entirety by the terms and conditions of the Digital Solutions Purchase Agreement attached to this current report on Form 8-K as Exhibit 10.4  and incorporated herein by this reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-balance sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information relating to the Company’s disposition of the TAC Business and the Digispace Business pursuant to the terms and conditions of the TAC Purchase Agreement and the Digital Solutions Purchase Agreement described in Item 1.01, is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to issuance and sale of the Convertible Notes and Warrants is incorporated herein by this reference. No commissions have been paid by the Company in connection with the sale of the Convertible Notes and Warrants. The Convertible Notes and Warrants were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Units.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 6, 2012, Amish Shah resigned as a director of the Company.  The information described above in Item 1.01 with respect to the events regarding Mr.  Shah's resignation as a director of the Company is incorporated herein by this reference.

Effective September 12, 2012, William Schonbrun resigned as President and Chief Executive Officer of the Company.  In addition, the Board of Directors of the Company (the "Board") appointed Mr. Schonbrun to serve as Chairman of the Board.  Mr. Schonbrun's resignation as a director of the Company was not because of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

Effective September 12, 2012, Peter Henricsson was appointed to serve as the Company's new President and Chief Executive Officer and member of its Board of Directors.

Peter Henricsson, 60, is our President and Chief Executive Officer, effective as of September 12, 2012. Mr. Henricsson has been the Chief Executive Officer and a director of Rocap Marketing Inc. from September 2, 2010 to the present. From 1996 to 2002, Mr. Henriccson served as Chairman and CEO of Cellpoint, Inc. ("Cellpoint"), an entity focuses on providing location based services in the technologies and services sector. Since 2002, Mr. Henricsson has focused his time and efforts as a venture capital investor and strategic advisor to emerging growth companies.

Mr. Henricsson is a principal of Technor Services Ltd. ("Technor") and therefore has a material financial interest in certain transactions between Technor and the Company.  The Company has issued Convertible Notes consisting of an aggregate principal amount of $300,000 and Warrants to purchase up to 4,000,000 shares of common stock to Technor.

Item 8.01    Other Events

On September 12, 2012, the Company issued a press release announcing, among other things, (1) the resignations of Amish Shah as a director of the Company and William Schonbrun as Chief Executive Officer and President of the Company, and (2) the appointments of Peter Henricsson as the Chief Executive Officer and President and Mr. Schobrun as Chairman of the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 4.1	Form of Convertible Promissory Note
Exhibit 10.1	Compromise and Settlement Agreement and General Release, dated August 15, 2012
Exhibit 10.2	Agreement, dated August 31, 2012*
Exhibit 10.3	Asset Purchase Agreement, dated August 31, 2012, between the Company and Dvaraka Marketing, LLC*
Exhibit 10.4	Asset Purchase Agreement, dated August 31, 2012, between the Company, Dvaraka Marketing, LLC and Digital Solutions, Inc.*
Exhibit 10.5	Note Purchase Agreement, dated September 6, 2012
Exhibit 10.6	Form of Warrant
Exhibit 10.7	Security Agreement, dated September 6, 2012
Exhibit 99.1	Press Release issued by Bitzio, Inc., dated September 12, 2012

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: September 18, 2012	By:	/s/ Peter Henricsson
Peter Henricsson Chief Executive Officer and President